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                                                                   Exhibit 10.19

                       TOWER INSURANCE COMPANY OF NEW YORK
                                       AND
                              TOWER RISK MANAGEMENT

                               BROKERAGE AGREEMENT


This agreement, including the attached commission schedule(s), amendment(s) and other schedule(s) made a part hereof ("Agreement"), governs the agency
relationship between                      and the following insurance company or
manager designated with an "x" in the box below:

[X] Tower Insurance Company of New York ("Tower Insurance"), a stock insurance company organized and existing under the laws of the State of New York and
[X] Tower Risk Management Corp. ("TRM"), a manager representing the insurance companies described in the Schedule of Companies annexed hereto (individually or collectively referred to as the "Company")

This Agreement replaces all previous agreements or contracts, whether oral or written, and shall continue in full force and effect until amended, suspended or terminated as elsewhere provided herein.

      Authorized Territory:New York for Tower Insurance and New York and New
                           Jersey for TRM, unless otherwise authorized by TRM.

      Effective Date:      ________________________________________

      Producer Code:       ________________________________________

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Part I.      Authority of Broker

Broker is considered an independent contractor, and not an employee of Company, for all purposes, including but not limited to, state, federal or local laws concerning tax, workers' compensation and discrimination. Broker shall have exclusive control over the conduct of Broker's business and the election of the companies (other than Company) that Broker shall represent, subject to requirements imposed by law, the terms of this Agreement and the underwriting rules and regulations of Company.

Broker       [ ] is
             [ ] is not
             authorized to broker business for another producer. In the event Broker is authorized to broker business for another producer, Broker shall require all sub-brokers acting on behalf of Broker to be licensed insurance broker in the state where the risk is located. Furthermore, Broker shall provide the name, address and other information about the sub-broker at time business is submitted to the Company necessary for the Company to issue cancellation and non-renewal notices and maintain claim and underwriting data.

Company grants Broker the following authority:

A. To operate as an Broker for Company in the jurisdictions where Company and Broker are properly licensed with respect to the classes of risks written by Company, subject to any limitations on such classes as set forth in this Agreement and the attached commission schedule(s). Broker shall not, however, have the exclusive right to act on Company's behalf in such jurisdictions.

B. To solicit, receive, accept, bind, issue or endorse insurance contracts to the extent authorized by Company, covering lines of business for which commission is specified in commission schedule(s) or addenda attached hereto, and as outlined in Company underwriting guidelines, binding statement or any other Company supplied documents as will be issued by Company to Broker and which may be amended by Company at any time. Broker shall transmit copies of all binders, evidence of insurance and endorsements issued or shall otherwise notify Company of all liability accepted not later than the fifth business day following the binding of coverage. Broker understands and agrees that in no event may Broker backdate insurance coverage.


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C.    To collect and account for premium in accordance with Company's collection procedures on business placed by Broker. Broker shall act in a fiduciary capacity with respect to all premiums collected. It is expressly understood and agreed that all premiums collected by Broker on behalf of Company are the sole property of Company, and Broker, in holding such premiums, does so only for the purpose of transmitting such premiums to Company in accordance with the terms of this Agreement and applicable law, and Broker shall not in any way make use of such funds. All such funds shall be held by Broker as trustee, in trust for Company until delivered to Company. It is expressly understood and agreed that the privilege hereby granted of taking or deducting Broker's commissions from such premiums before making remittance to Company of such premiums shall not be construed as changing or affecting such status of Broker as trustee. In the event of any material breach of this Agreement by Broker, Broker's ability to deduct commissions from premiums due Company shall terminate immediately.

D. To request cancellation or nonrenewal of any policy placed by Broker with Company as follows:

      1. Upon Broker's request but in Company's sole discretion, Company shall give advance written notice of cancellation or nonrenewal to the policyholder or obligor.

      2. Nothing in this Agreement shall interfere with Company's right to cancel, nonrenew or conditionally renew any insurance policy issued by or through Broker on behalf of Company in accordance with the terms of any such policy and the provisions of any applicable law or regulation.

      3. The cancellation, nonrenewal and conditional renewal of insurance policies are subject to requirements imposed by law and/or regulation and the provisions of the applicable insurance policies.

E.    Broker shall:

      1. Maintain a staff of competent and trained personnel, necessary to develop, underwrite and supervise the business covered by this Agreement;

      2. Comply with all laws and regulations applicable to its operations;

      3. Be responsible for all of its expenses;

      4. At all times use its best efforts to faithfully serve Company and to promote and safeguard Company's best interests and act in accordance with such instructions as it may receive from time to time from Company pursuant to the terms of this Agreement;

      5. Report to Company all losses reported to it as soon as practical following receipt by Broker;
      6. Periodically meet with Company to discuss premium volume, loss ratio or other performance goals and areas of concern to Company and Broker.




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F.    If Broker fails to report or pay premiums collected by Broker as directed or shall otherwise violate any material provisions of this Agreement, all Broker's rights under this Agreement, including but not limited to Broker's right to commissions, shall terminate immediately.

Part II      Amendments of Agreement

This Agreement may be amended at any time by written notice by Company upon 30 days advance notice by Company to Broker.

Part III     Commissions

A. As full compensation for services, Broker shall earn in accordance with Parts I. C., IX. and X. commissions in accordance with the most recent commission schedule(s) made part of this Agreement. Broker agrees to refund unearned commission whenever premiums are refunded by Company, at the same rate at which such commission was originally paid or retained.

B. Any commission rate set forth in the commission schedule(s) shall not be changed by Company except that:

      1. Broker and Company may at any time mutually agree in writing to amend the commission rate for any and all lines of business specified in the commission schedule(s).

      2. Company may change any commission rate upon at least sixty (60) days written notice to Broker, or as a result of a regulatory authority amending the provision for commission in the rate structure.

      3. If this Agreement is terminated under Part VI.A., B., or C., commission payments shall cease on the date of termination. If this Agreement is terminated under Part VI.D., commission payments shall be paid in accordance with the terms of the agreement between Company and Broker. If this Agreement is terminated under Part VI.E., commissions shall be paid in accordance with subparagraph (vi) of Part VI.E.

      4. Nothing in this Agreement, or in the commission schedule(s), shall be construed to prohibit Broker and Company from negotiating special rates of commission applicable to individual risks, policies or groups of policies. Company and Broker understand and agree that such negotiated special rates of commission shall in no event violate the New York State Insurance Law prohibition against rebating.

C. Broker does not have authority to make, alter, vary or discharge any policy or contract of insurance, or to extend time to receive payment of premiums, or to waive or extend time to receive any policy application or condition, or to incur any liability on behalf of Company except as authorized in writing by Company.

Part IV      Indemnification

A. Company shall indemnify and hold Broker harmless from and against all sums, including costs and expenses of suit defense and settlement, net of any insurance proceeds or other realized recoveries received, which Broker shall become legally obligated to pay by reason of liability imposed upon Broker by law for damages sustained by policyholders of Company, caused solely and directly by error or omission of Company in the preparation and handling of policies, or, in the instance of direct billed business, by Company's failure to send to any policyholder, before the due date, a notice of premium due.



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B.    Company agrees to indemnify and hold Broker harmless against any civil claim or liability for damages and expenses, including the costs of defending suit, net of any insurance proceeds or other realized recoveries received, which Broker may be obligated to pay as a direct result of Company's failure to comply with the requirements of any law pertaining to Company's conduct of doing an insurance business, except when such failure is the direct or indirect result of the negligence or willful or intentional act or omission of Broker.

C. Company will indemnify and hold Broker harmless against all civil and administrative liability, including reasonable costs of investigation and defense, arising as a direct result of Broker's use of forms supplied by Company, or following instructions or procedures established by Company, including forms, instructions or procedures related to the use of Company's scoring process on new or renewal business, except to the extent that Broker's failure to follow such forms, instructions or procedures caused, contributed to or compounded such damages

D. Broker shall notify Company within three (3) business days of receipt of any claim or suit, which may be referred to Company under paragraphs A.,
      B. or C. above.

E. With regard to any claim to which paragraphs A., or B. or C. of this Part IV apply, Broker shall not (i) make any hold harmless agreement or incur any expense or voluntarily assume liability in any way or (ii) make or contract any settlement of a claim against Broker, except at Broker's own cost and responsibility, without the written authorization of Company. Broker shall at all times fully cooperate with Company in the defense of any claim addressed hereunder, shall assist in the preparation for trial and shall, if requested, attend the trial of any such claim.

F. Broker agrees to indemnify and hold Company harmless from and against all sums, including costs and expenses of suit, defense and settlement, which Company shall become legally obligated to pay, as a direct or indirect result of an error or omission caused by Broker.

G. Broker agrees to maintain errors and omissions insurance coverage from an insurer that is an admitted carrier in the State of New York providing minimum limits of liability of $1,000,000. Broker agrees to provide Company with evidence of coverage upon execution of this Agreement and upon each renewal of such coverage.

Part V       Suspension

If Broker does not comply with industry standards of good business practices or does not comply with Company's policies or business practices, or does not make timely accounting for or payment of any sums due Company, Company reserves the right, upon written notice to Broker, to suspend Broker's authority to bind coverage, write any new or renewal business except to the extent required by law, or increase Company's liability under any policy during the period of suspension. Broker shall not be suspended because of routine differences in the accounting records of Broker and Company unless such differences involve the willful withholding of premium collected by Broker. Additionally, Company reserves the right to suspend Broker if Broker materially violates the guidelines, procedures or standards of conduct established by Company, or if Broker breaches this Agreement.

Part VI      Termination

A. This Agreement, and/or any commission schedule(s), addendum or attachment hereto, shall be terminated:

      1. By Company, immediately and without notice to Broker, if any regulatory authority cancels or declines to renew Broker's license or certificate of authority to transact insurance



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      2. By Company, immediately and without notice to Broker, in the event of
         Broker's fraud, insolvency, gross or willful misconduct, abandonment, or failure to pay over to Company monies due after receipt of written demand therefore;

      3. By Company, immediately and without notice to Broker, on the effective date of sale or transfer of Broker's business; Broker's merger, consolidation, or reformation; or termination of any partnership; unless Company has first agreed in writing to the assignment of this Agreement, such agreement not to be unreasonably withheld by Company;

      4. By mutual written agreement of Company and Broker, and in accordance with the terms and conditions to which they have agreed; or

      5. By either party for any reason, upon not less than thirty (30) days written notice to the other, in which event the following conditions shall apply:

         (a) Broker's authority to issue claim drafts and to solicit, bind, execute or issue policies or contracts of insurance for new business or certificates of renewal shall cease as of the time notice of termination of this Agreement and/or any schedule(s), addendum or attachment hereto is mailed.

         (b) Policies shall be continued in force until expiration, subject to earlier termination in accordance with Company's underwriting standards or for nonpayment of premium and in accordance with the provisions of applicable law or regulations.

         (c) All terms and conditions of this Agreement will continue to apply to such policies, except that Company has the right to discontinue the accounting and collection method used by Broker for such policies and bill such policies directly. Except as required by law, Company in its sole discretion may elect to renew coverage though the terminated Broker provided:

             (i) The risk being insured is acceptable to Company according to the underwriting standards in effect on the renewal or anniversary date; and

             (ii)  Broker is not in violation of this Agreement; and

             (iii) Broker's license is in force; and

             (iv) The policy is not cancelled or nonrenewed for statutory cause.

         (d) Company shall honor any direct request by a policyholder for coverage through another Broker subject to Company's underwriting standards and established producer of record procedures, procedures for cancellation of the policy, and applicable law.

         (e) Broker shall be authorized, subject to Company's underwriting rules and practices, to effect any necessary changes on inforce policies of insurance, provided that the changes do not increase or extend Company's liability under, or alter the terms of coverage of, any such policy. Broker shall collect and remit premium to Company on such policies as a fiduciary and in accordance with Company procedures and the provisions of this Agreement.

         (f) Company shall pay commissions for all policies renewed under the provisions of subparagraph (c) above, either at the rate specified in the commission schedule(s), or at Company's standard rate at time of renewal, whichever is less. This provision shall not apply if Company is legally prohibited from issuing nonrenewal notices or nonrenews a policy of insurance according to proper nonrenewal procedure, but is nonetheless required by law or regulation to reinstate it, unless commissions on such renewals are required by law to be paid.



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         (g) Subparagraph (c), (e) and (f) above shall apply only if ownership of the policies remains with Broker, pursuant to Part VII of this Agreement.

B. Upon termination of this Agreement, Broker shall return to Company any unused applications, policies, claim drafts, forms, automobile ID cards or other Company supplies furnished to Broker. Such materials shall always remain the property of Company and must be accounted for upon demand by Company.

C. Company shall, at Broker's written request, provide a record of unexpired direct-billed policies Broker has placed with Company.

D. At all times Company and Broker shall abide by applicable rules, regulations and laws governing Broker's territories.

Part VII     Ownership of Business

A. While this Agreement is in effect, Company will not use its records of insurance placed by Broker to solicit policyholders for the sale of insurance or other products or services without the Broker's prior consent, except as provided in paragraph B., hereof. Company may, however, provide Company direct-billed policyholders with information of general interest such as proposed legislation or regulations, broader perils, available options for deductibles, loss reduction or other coverages.

B. In the event of termination of this Agreement, Broker having promptly accounted for and paid over to Company all premium for which Broker may be liable, Broker's records and use and control of expirations shall remain the property of Broker and be left in Broker's undisputed possession; otherwise, records and use and control of expirations shall be vested in Company with right of sale. In the exercise of its right to collect any indebtedness due from Broker, including the sale of expirations, Company shall be accountable to Broker for any sums received which, net of expenses, exceed the amount of Broker's indebtedness, including accumulated interest, and Broker shall remain liable for the amount by which such indebtedness and interest exceeds the sums actually received by Company and such excess shall be payable by Broker at any time upon demand by Company and without regard to the terms of any promissory note, agreement of sale or other collection agreement providing the periodic or postponed payment of the indebtedness.

C. Notwithstanding the provisions of this Part VII., it is understood and agreed that the policyholder is the ultimate owner of its policies' expirations and Company shall be obligated to honor any requests by its policyholders to replace Broker as the policyholders' authorized representative pursuant to standard producer of record procedures.

Part VIII    Advertising

A. Broker may broadcast, and/or publish and distribute materials referring to Company and to Company's products and services without first seeking Company's written authorization.

B. With respect to materials that were prepared by Company and that refer to Company and to its products and services, Broker shall not alter any such materials and thereafter broadcast, publish or distribute them as altered without first obtaining Company's written authorization.



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C.    Broker shall not employ, reproduce or display Company trademark, service mark, logo or other identifying symbols in any manner whatsoever without first obtaining written authorization from Company.

Part IX      Premium Accounting

Except for direct billed policies as provided for in section X. hereof Broker may retain out of premiums collected, commissions as indicated on the attached commission schedule(s). Unless otherwise noted, the following provisions are applicable to all business placed by Broker with Company except business written under Company's direct billing system:

A. Broker shall be responsible for all earned premium whether collected or not, whether new, renewal, installment or other, on business written by Broker and placed with Company, and Company shall not have responsibility for premium advanced by Broker.

B. As an exception to provision A. above whenever a renewal policy is issued, premium shall be deemed to have been earned unless such policy or binder is returned within thirty (30) days after the effective date or date of issue, whichever is later, with evidence satisfactory to Company that the issuance of such policy or binder did not result in contractual or other liability on the part of Company. Broker accepts full responsibility for payment and must forward to Company such premium when due. No commission shall be allowed on premium collected directly by Company under this provision, even if collected by Broker after return of the item to Company for debt collection.

C. Premium that has been determined by audits, retrospective rating adjustments and interim reports shall be fully earned. Broker's responsibility for such premium shall be waived if Broker furnishes written notice of collection difficulties to Company within thirty (30) days of date Broker received the billing notice. Otherwise, Broker accepts full responsibility for payment and must forward to Company such premium when due. No commission shall be allowed on premium collected directly by Company under this provision, even if collected by Broker after return of the item to Company for debt collection.

D. Itemized statements of money due Company or due Broker shall be prepared monthly by Company unless both parties agree that Broker should prepare said statements. Any such statement prepared by Broker shall be received by Company within fifteen (15) days following the end of the month for which the statement was prepared.

E. Broker, for all new installment business, shall be responsible for collecting and remitting to Company a deposit premium equal to the first installment specified in the selected Company payment plan or a deposit premium as otherwise specified by Company.

F. All other receivables/payables shown in the statement due Company or due Broker shall is payable by the 20th day of the second month following the effective date of the policy.

G. If Broker is delinquent in paying any premium due Company, any and all monies payable to Broker, including direct bill commission, may be applied against such outstanding premium.

H. Omission of any item from a monthly statement or disagreement over the accuracy of any item that appears on the statement shall not relieve either party of the responsibility to account for and pay all amounts due the other, nor shall it prejudice the right of either party to collect all such amounts due from the other.

I. Notwithstanding provision H. above, in the event Broker and Company disagree on the amount of a policy premium, Broker may delay payment of only that portion of the premium that Broker specifically contests in writing to Company. Broker's written notice must include a reasonably detailed description of the basis for the dispute and reasonable documentation to support Broker's position. Company's decision concerning the disputed premium shall be final. Broker will send the payment that Company reasonably decides is due by the 20th day of the following month after receipt of Company's written notice.



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J.    All financial and accounting records of Broker pertaining to business written through Company shall be subject to inspection or audit by Company representatives upon reasonable notice at any time during normal working hours.

Part X       Direct Billed Policies

On policies for which Company will bill insureds directly, the following additional provisions apply:

A. Broker shall submit all applications to Company as prescribed in Part I., Authority of Broker and shall collect and remit to Company with each application any required deposit premium in gross, without deducting any commission which may be due Broker by Company under the terms of this Agreement.

B. Following issuance of the initial policy and collection of the initial premium, Company shall assume full responsibility for billing and collecting all premiums, including any endorsement premium. In the event that the insured remits payment to the Broker, Broker must remit to Company the exact gross amount received from the insured.

C. Company shall pay commissions within thirty (30) days after the end of the month in which coverage is effective and it receives and records premium, subject to any setoff to which it is entitled.

D. Company shall clearly identify Broker by name on all policies, endorsements, premium notices, renewal certificates and cancellation and nonrenewal notices to policyholders.

Part XI      Records

A. Broker agrees to permit Company to visit, inspect, examine and audit Broker's underwriting, claims and financial records in Broker's possession or control or in the possession or control of any other person relating to the business covered by this Agreement. Company agrees to provide Broker with reasonable notice and to visit during normal working hours.

B. In the event of a discrepancy between Broker and Company's records regarding insurance placed with Company by Broker, the records of Company shall control.

Part XII     Non-Waiver

Failure or delay of Company for any reason, or for any length of time, to exercise any of its rights under this Agreement or to insist upon Broker's compliance with any or all provisions of this Agreement shall not constitute waiver thereof in whole or in part.

Part XIII    Automatic Compliance

Any provision or stipulation of this Agreement not in accord or compliance with applicable law or regulation shall be nonetheless construed to be limited or broadened, as the case may be, to comply with such law or regulation and all other provisions of this Agreement shall not be affected by such law or regulation and shall remain in full force and effect.


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Part XIV     Applicable Law

This Agreement shall be interpreted generally and governed by the laws of the State of New York without regard to choice of law principles.

Part XV      Agreement Effective

This Agreement shall be effective as of              and shall continue in full
force and in effect until amended, suspended or terminated as elsewhere provide herein.

Signatures:


             Company                                      Broker

Tower Insurance Company of New York

/s/       Paul Russo
   --------------------------------------        ------------------------------
By:       Paul Russo
          Vice President
          Business Development


             Company                                      Broker

Tower Risk Management

/s/        Paul Russo
   ---------------------------------------       ------------------------------
By:        Paul Russo                             By:
Title:     Vice President                         Title:
           Business Development





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